Exhibit 99.1

Quanterix Enters into a License Agreement that Grants Abbott Access to Portfolio of Bead-Based Technology Patents for Use in In Vitro Diagnostics

Billerica, Mass. – October 5, 2020 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced it has entered into a non-exclusive royalty-bearing license agreement with Abbott Laboratories (NYSE: ABT), the global healthcare company. The non-exclusive license grants Abbott access to Quanterix’s portfolio of bead-based technology patents for use in in vitro diagnostic (IVD) applications.

Under the terms of the agreement, Quanterix will receive an initial license fee, milestone fees subject to the achievement by Abbott of future development, regulatory, and launch milestones and royalties on the sale of licensed products. To learn more about Quanterix click here

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACTS

Media Contact:

PAN Communications

Staci Didner, 407 734 7325
Pan.quanterix@pancomm.com

Investor Relations Contact:

Stephen Hrusovsky

shrusovsky@quanterix.com